Exhibit 99.1

Ampio Discloses Receipt of Notice from NYSE American and

Has Until March 1, 2019, to Gain Compliance

ENGLEWOOD, Colo., September 7, 2017/PRNewswire/ -- Ampio Pharmaceuticals, Inc. (NYSE: American: AMPE) (“Ampio” or the “Company”) announces that on September 1, 2017, it was notified by the NYSE American (the “Exchange”) that the Company was not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). To maintain its listing on the Exchange, the Exchange has requested that the Company submit a plan of compliance (the “Plan”) by October 2, 2017, addressing how it intends to regain compliance by March 1, 2019. The Company’s management expects to file a Plan by the required due date.

Receipt of the letter does not have any immediate effect on the listing of the Company’s shares on the Exchange, except that until the Company regains compliance with the Exchange’s listing standards, a “BC” indicator will be affixed to the Company’s trading symbol. The Company’s business operations, SEC reporting requirements and debt instruments are unaffected by the notification, provided that if the Plan is not acceptable, or the Company does not make sufficient progress under the Plan or reestablish compliance by March 1, 2019, then the Company will be subject to the Exchange’s delisting procedures. The Company may then appeal a staff determination to initiate such proceedings in accordance with the Exchange’s Company Guide.

Specifically, Ampio is not in compliance with Sections 1003(a)(ii) and (iii) of the Company Guide in that it reported a stockholders’ equity of $3,734,756 as of June 30, 2017, and net losses in its five most recent fiscal years ended December 31, 2016 meaning that we (i) had stockholders' equity of less than $4,000,000 and sustained losses from continuing operations and/or net losses in three of our four most recent fiscal years; and (ii) had stockholders' equity of less than $6,000,000 and sustained losses from continuing operations and/or net losses in our five most recent fiscal years.

About Ampio Pharmaceuticals
Ampio Pharmaceuticals, Inc. is a development stage biopharmaceutical company primarily focused on the development of therapies to treat prevalent inflammatory conditions for which there are limited treatment options. We are developing compounds that decrease inflammation by (i) inhibiting specific pro-inflammatory compounds by affecting specific pathways at the protein expression and the transcription level; (ii) activating specific phosphatase or depletion of the available phosphate needed for the inflammation process; and (iii) decreasing vascular permeability.

Forward Looking Statements
Ampio's statements in this press release that are not historical fact, and that relate to future plans or events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "plan," "anticipate," and similar expressions. These forward-looking statements include statements regarding Ampio's expectations with respect to the Ampion™, as well as those associated with clinical trials, expected results, regulatory approvals, the ability of Ampio to enter into partnering arrangements, the Biological License Application (BLA) and decisions and changes in business conditions and similar events, all of which are inherently subject to various risks and uncertainties. The risks and uncertainties involved include those detailed from time to time in Ampio's filings with the Securities and Exchange Commission, including without limitation, under Ampio's Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Ampio undertakes no obligation to revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact
Tom Chilcott
Chief Financial Officer
Tchilcott@ampiopharma.com
Phone: (720) 437-6500